As filed with the Securities and Exchange Commission on April 18, 2003

File No. 70-9985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM U-1 APPLICATION-DECLARATION
UNDER
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

E.ON AG
E.ON—Platz 1
40479 Dusseldorf
Germany

Fidelia Corporation
300 Delaware Avenue, Suite 544
Wilmington, Delaware 19801

Louisville Gas and Electric Company
220 West Main Street
Louisville, Kentucky 40202

Kentucky Utilities Company
One Quality Street
Lexington, Kentucky 40507
(Name of company filing this statement and address of principal executive offices)

E.ON AG
(Name of top registered holding company parent of each applicant or declarant)

Ulrich Hueppe
General Counsel, Executive Vice President
Dr. Guntram Wuerzberg
Vice President General Legal Affairs
E.ON AG
E.ON-Platz 1
40479 Dusseldorf
Germany
Telephone: 011-49-211-4579-388
Facsimile: 011-49-211-4579-610	John R. McCall Executive Vice President, General Counsel and Corporate Secretary LG&E Energy Corp. 220 West Main Street Louisville, Kentucky, 40202 Telephone: 502-627-3665 Facsimile: 502-627-4622

(Name and address of agent for service)

The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

Peter D. Clarke
Debra J. Schnebel
Jones Day
77 West Wacker
Chicago, IL 60601-1692
Telephone: 312-782-3939
Facsimile: 312-782-8585

        This Post-Effective Amendment No. 5 to the Application/Declaration on Form U-1, originally filed in File No. 70-9985 on September 4, 2001, as subsequently amended, amends Post-Effective Amendment No. 4, filed on April 10, 2003, by filing Exhibits D-1 through D-8 in paper on Form SE and amending Item 6 as follows:

ITEM 6. Exhibits and Financial Statements

        In addition to the Exhibits and Financial Statements previously filed in connection with the Financing Application, the following exhibits are applicable to this Amendment.

        Exhibits

Exhibit No.	Description of Document
A-1	Restated Articles of Incorporation of LG&E (incorporated by reference to Exhibit 3.06 of LG&E's Quarterly Report on Form 10-Q for the quarter ended September 31, 1996, File No. 2-26720)
A-2	Amended and Restated Articles of Incorporation of KU (incorporated by reference to Exhibits 4.03 and 4.04 to KU's Form 8-K Current Report, dated December 10, 1993, File No. 1-3464)
A-3	Excerpts from the Articles of Incorporation of LG&E and KU (previously filed)
B-1	Form of Loan and Security Agreement (previously filed)
B-2
Trust Indenture dated November 1, 1949 from LG&E to Harris Trust and Savings Bank, as trustee, as supplemented (incorporated by reference to Exhibits 4.01 through 4.41, inclusive, of LG&E's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 2-26720)
B-3
Indenture and Deed of Trust dated May 1, 1947 between KU and First Trust National Association (successor trustee) and a successor individual trustee, as trustee, as supplemented (incorporated by reference to Exhibits 4.42 through 4.45, inclusive, and Exhibits 4.50 and 4.51 of KU's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-3464)
D-1	Application filed by LG&E with Kentucky Commission on February 18, 2003 (filed in paper on Form SE)
D-2	Application filed by KU with Kentucky Commission on February 18, 2003 (filed in paper on Form SE)
D-3	Application filed by KU with Virginia Commission on February 21, 2003 (filed in paper on Form SE)
D-4	Petition filed by KU with Tennessee Commission on February 25, 2003 (filed in paper on Form SE)
D-5	Order dated April 14, 2003 of the Kentucky Commission approving LG&E's application (filed in paper on Form SE).
D-6	Order dated April 14, 2003 of the Kentucky Commission approving KU's application (filed in paper on Form SE).
D-7	Order dated April 10, 2003 of the Virginia Commission approving KU's application (filed in paper on Form SE).
D-8	Order dated April 7, 2003 of the Tennessee Commission approving KU's petition (filed in paper on Form SE).

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F-1	Preliminary Opinion of Counsel (previously filed)
G-1	Proposed Form of Notice (previously filed)
H-1	Example of Structural Subordination (previously filed)
I-1
Calculation of Unsecured Debt Limits and Financing Requirements of LG&E and KU (Filed in paper under cover of Form SE; Confidential treatment requested pursuant to Rule 104(b), 17 CFR 250-104(b)) (previously filed)
J-1	List of Outstanding Indebtedness of LG&E and KU (previously filed)
K-1	Computation under First Mortgage Bond Indentures (previously filed)

        Financial Statements

Exhibit No.	Description of Document
1.1	Consolidated Balance Sheet of E.ON as of December 31, 2002 (incorporated by reference to E.ON's Form 20-F for the year ended December 31, 2002, File No. 1-14688)
1.2	Consolidated Statement of Income of E.ON for the year ended December 31, 2002 (incorporated by reference to E.ON's Form 20-F for the year ended December 31, 2002, File No. 1-14688)
2.1	Consolidated Balance Sheet of LG&E as of December 31, 2002 (incorporated by reference to LG&E's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 2-26720)
2.2	Consolidated Statement of Income of LG&E for the year ended December 31, 2002 (incorporated by reference to LG&E's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 2-26720)
3.1	Consolidated Balance Sheet of KU as of December 31, 2002 (incorporated by reference to KU's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-3464)
3.2	Consolidated Statement of Income of KU for the year ended December 31, 2002 (incorporated by reference to KU's Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-3464)

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SIGNATURES

        Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the Applicants have duly caused this Amendment to be signed on their behalf by the undersigned thereunto duly authorized on the dates indicated. The signature of the Applicants and of the persons on their behalf are restricted to the information contained herein which is pertinent to the application of the respective companies.

E.ON AG
By:	/s/ DR. GUNTRAM WUERZBERG	By:	/s/ GRAHAM J. WOOD
Name: Dr. Guntram Wuerzberg		Name: Graham J. Wood
Title: Vice President General Legal Affairs		Title: Senior Vice President
Date: April 18, 2003		Date: April 18, 2003

Fidelia Corporation		Louisville Gas and Electric Company Kentucky Utilities Company
By:	/s/ UDO KOCH	By:	/s/ JOHN R. MCCALL
Name: Udo Koch		Name: John R. McCall
Title: President and Treasurer		Title: Executive Vice President, General Counsel and Corporate Secretary
Date: April 18, 2003		Date: April 18, 2003

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